EXHIBIT 10.1

AMENDMENT TO THE

MAY 11, 2011 LETTER AGREEMENT

Medtronic, Inc. (“the Company”), and Omar Ishrak, Chairman and Chief Executive Officer of the Company, hereby agree to this Amendment (“Amendment”), dated as of August 24, 2011, to the Letter Agreement (“Agreement”) entered into by the parties on May 11, 2011.

WHEREAS, it was the intention, understanding and agreement of the parties in the Agreement to provide Mr. Ishrak with an Annual “Long Term Incentive” award consistent with such awards as provided to the Company’s senior executives; and

WHEREAS, Paragraph 8 of the Agreement contained a scrivener’s error, using the terms “Long Term Performance Plan” and “LTPP” rather than the correct terms “Long Term Incentive Plan” and “LTIP;”

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.             In Paragraph 8 of the Agreement, the term “Long Term Performance Plan” is replaced by the term “Long Term Incentive Plan” and the term “LTPP” is replaced by the term “LTIP.”

2.             Except as provided herein, the Agreement shall remain in full force and effect. The Agreement together with this Amendment shall be considered one and the same agreement.

/s/ Richard H. Anderson

Richard H. Anderson

Chairman of the Search Committee

Of the Board of Directors of

Medtronic, Inc.

/s/ Omar Ishrak

Omar Ishrak

Chairman and Chief Executive Officer

Medtronic, Inc.

Dated: August 24, 2011